Exhibit 10.23

BUNGE LIMITED

2007 NON-EMPLOYEE DIRECTORS

EQUITY INCENTIVE PLAN

(Amended and Restated as of December 31, 2008)

Bunge Limited, a company incorporated under the laws of Bermuda (“Bunge”), hereby establishes an equity compensation plan to be known as the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan (the “Plan”).  The Plan shall become effective as of the Effective Date, as defined in Section 14.  Subject to approval by the shareholders of Bunge, upon the Effective Date no further Awards shall be granted pursuant to the Bunge Limited Non-Employee Directors Equity Incentive Plan, as amended from time to time.  Capitalized terms that are not otherwise defined in the text of the Plan are defined in Section 2.

1.             Purpose

The purpose of the Plan is to promote the long-term growth and financial success of Bunge and its Subsidiaries by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its shareholders.

2.             Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Annual Meeting” means the annual general meeting of the Company’s shareholders.

“Award” means, individually or collectively, any Director Option, Restricted Stock, Restricted Stock Unit or Deferred Restricted Stock Unit granted pursuant to the Plan.

“Award Document” means the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain such terms and conditions not inconsistent with the Plan as the Committee may determine and which shall incorporate the Plan by reference.

“Board” means the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in the Bunge Limited Equity Incentive Plan as in effect from time to time, or any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended and any applicable rulings and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common shares, par value $0.01 per share, of Bunge.

“Company” means Bunge Limited or any successor to substantially all its business.

“Date of Grant” means the date on which an Award is granted to a Non-Employee Director under the Plan

“Deferral Election” has the meaning set forth in Section 12.

“Deferral Election Form” means a document in a form approved by the Committee, pursuant to which a Non-Employee Director may elect to make a Deferral Election.

“Deferral Value” means, with respect to an Award of Restricted Stock Units, (x) the Fair Market Value of a Share on the Vesting Date multiplied by (y) the number of Shares underlying the portion of such Award of Restricted Stock Units that the Non-Employee Director has elected to defer, with the product subject to reduction for any applicable withholding taxes.

“Deferred Restricted Stock Unit” means an Award representing a right to receive one Share of Common Stock granted to a Non-Employee Director pursuant to Section 10.

“Director Option” means an Award representing a right to purchase one Share of Common Stock granted to a Non-Employee Director pursuant to Section 7.

“Dividend Equivalent” means a right to receive payment in accordance with Section 11 based on the value of a regular cash dividend paid by the Company on a Share of Common Stock.

“Effective Date” means the effective date of the Plan provided for in Section 14.

“Fair Market Value” of a Share of Common Stock as of any date means:

(i)            if the Common Stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), (a) the closing price of a Share quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Committee, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted;

(ii)           if the Common Stock is not then listed on an established stock exchange or the NASDAQ National Market, the average of the closing bid and asked prices for a  Share in the over-the-counter market as quoted on The NASDAQ Small Cap or OTC Electronic Bulletin Board, as appropriate, on such date; or

(iii)          if the Common Stock is not then listed on an established stock exchange or quoted in the over-the-counter market, an amount determined in good faith by the Committee; provided, however, that, when appropriate, the Committee, in determining Fair Market Value of the Common Stock, may take into account such factors as it may deem appropriate under the circumstances.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Option Term” means the term of a Director Option as set forth in Section 7(b).

“Permanent Disability” means a physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board for any period of six consecutive months.  Any dispute as to whether a Non-Employee Director suffers from a Permanent Disability shall be resolved by a physician mutually acceptable to the Non-Employee Director and the Committee (or if such Non-Employee Director and the Committee cannot mutually agree on a physician, a physician chosen by the Chief of Staff of Westchester Medical Center), whose decision shall be final and binding.

“Plan Limit” has the meaning set forth in Section 4(a).

“Restricted Stock” means a Share of Common Stock granted to a Non-Employee Director pursuant to Section 8.

“Restricted Stock Unit” means an Award representing a right to receive one Share of Common Stock granted to a Non-Employee Director pursuant to Section 9.

“Retirement” means a Non-Employee Director’s retirement from the Board in accordance with the retirement policy then in effect for Board members.

“Section 409A” means Section 409A of the Code.

“Separation Date” means the date of a Non-Employee Director’s termination of service as a member of the Board or such later date as constitutes the Non-Employee Director’s “separation from service” from the Company as determined under the default provisions included in Treasury Regulation Section 1.409A-1(h) or any successor regulation thereto; provided, however for the purposes of determining which entity is a service recipient or employer, “at least 20 percent” is substituted for “at least 80 percent” in each place it appears in Treasury Regulation §1.414(c)-2.

“Shares” means shares comprising the Common Stock.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which Bunge, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which Bunge, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3.             Administration of the Plan

The Plan shall be administered by the Committee, which shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations and make such determinations (including, without limitation, factual and legal determinations) as it considers necessary or appropriate to carry out the Plan’s purposes.  Subject to the provisions of the Plan, the Committee has the authority to (i) grant discretionary Awards under the Plan; (ii) determine the time or times when Awards are made under the Plan; (iii) determine the number, amount and type of Awards granted under the Plan; (iv) determine the terms and conditions of Awards; (v) prescribe the form or forms of Award Documents and (vi) accelerate the vesting or settlement of any Award, the lapse of restrictions on any Award and the date on which any Award first becomes exercisable.

The Committee shall have the authority to interpret and construe the Plan, all Awards and all Award Documents issued pursuant to the Plan and to correct any defects, supply any omissions and/or reconcile any inconsistencies therein.  The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.  The Committee may, but need not, from time to time delegate some or all of its authority under the Plan (other than its power to delegate) to a subcommittee consisting of one or more members of the Committee, any such delegation to be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  References in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of any such delegation, be deemed to include a reference to any such committee to which authority hereunder has been delegated.  The Committee may also delegate administrative duties under the Plan to an employee of the Company.

4.             Shares Available

(a)           General.  Subject to adjustment as provided in Section 16, the maximum number of Shares of Common Stock that may be subject to Awards issued under the Plan (the “Plan Limit”) shall be 600,000 Shares.

(b)           Rules Applicable to Determining Shares Available for Issuance.  For purposes of determining the number of Shares of Common Stock that remain available for issuance under the Plan, the number of Shares shall be determined as follows:

(i)            each Share subject to a Director Option shall reduce the Plan Limit by one Share of Common Stock;

(ii)           each Share subject to an Award of Restricted Stock, Deferred Restricted Stock Units or Restricted Stock Units shall reduce the Plan Limit by 2.2 Shares of Common Stock; and

(iii)          the number of Shares subject to an Award that is forfeited, cancelled or expires for any reason without having been settled or delivered shall be added back to the Plan Limit and shall again be available for Awards under the Plan.

The number of Shares remaining for issuance shall be reduced by the number of Shares subject to outstanding Awards in the manner provided above.  Shares of Common Stock shall be made available from authorized but unissued Shares or may be purchased on the open market or by private purchase.

5.             Eligibility

Awards shall be granted only to Non-Employee Directors.

6.             Awards in General

(a)           Grant of Awards.  Unless otherwise determined by the Committee, Awards shall be granted under the Plan as follows:

(i) upon a Non-Employee Director’s initial election or appointment to the Board; and

(ii) to a Non-Employee Director who continues to be a member of the Board as of the date of an Annual Meeting.

All Awards granted by the Committee shall be subject to the approval of the Board.  Notwithstanding any provision herein to the contrary, a Non-Employee Director who is elected or appointed to the Board other than on the date of an Annual Meeting shall receive, as of the date of such election or appointment, a pro-rata portion of the Awards made to Non-Employee Directors generally on the immediately preceding Date of Grant based on the number of days from the date of election or appointment to the next Annual Meeting, divided by 365.  To the extent practicable, such Award(s) shall be made in the same form as the Award(s) made as of such Date of Grant.

(b)           Terms Set Forth in Award Document.  The terms and conditions of each Award shall be set forth in an Award Document and such terms and conditions shall not be inconsistent with the Plan and shall include, without limitation, the date on which the Award was granted and the amount and type of such Award.

7.             Terms and Conditions of Director Options

(a)           General.  The Committee shall determine the number of Director Options (if any) that may be granted to a Non-Employee Director.  Director Options shall be nonqualified stock options and are not intended to qualify as “incentive stock options” under Section 422 of the Code.  The exercise price per Share of Common Stock subject to each Director Option shall be equal to the Fair Market Value of a Share on the Date of Grant.

(b)           Option Term.  Each Director Option shall expire on the tenth anniversary of the Date of Grant or such earlier time as set forth in the Plan or an applicable Award Document.

(c)           Vesting.  Unless otherwise determined by the Committee, and subject to earlier forfeiture or accelerated vesting as provided herein, Director Options shall become fully vested and exercisable on the third anniversary of the applicable Date of Grant.  Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) all Director Options shall be immediately vested and exercisable upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any Director Options that are not vested at the time of such termination shall be forfeited and cancelled without any payment.

(d)           Notice of Exercise.  Subject to the other terms and conditions of the Plan, a Non-Employee Director may exercise all or any portion of a vested Director Option by giving notice of exercise to the Company or its designated agent; provided, however, that no fewer than one hundred (100) Shares of Common Stock may be purchased upon any exercise of a Director Option unless the number of Shares purchased at such time is the total number of Shares in respect of which the Director Option is then exercisable, and provided further, that in no event shall the Director Option be exercisable for a fractional Share.  The date of exercise of a Director Option shall be the later of (i) the date on which the Company or its agent receives such notice or (ii) the date on which the conditions provided in Sections 7(e) and 7(g) are satisfied.

(e)           Form of Payment.  The exercise price of a Director Option may be paid in (i) cash or (ii) by any other method as approved by the Committee.  In accordance with the rules and procedures authorized by the Committee for this purpose, a Director Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time.  Notwithstanding any provision herein to the contrary, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any Non-Employee Director through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 and Bermuda law.

(f)            Termination of Service.  Unless otherwise determined by the Committee, (i) in the event of a Non-Employee Director’s termination of service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board, all outstanding, vested Director Options held by such Non-Employee Director shall remain exercisable until the earlier of (x) the third anniversary of the date of such termination or (y) the expiration of the Option Term and (ii) if a Non-Employee Director’s service to the Board terminates for any other reason, all outstanding, vested Director Options held by such Non-Employee Director shall remain exercisable for the ninety (90) day period immediately following such termination (unless such Director Options expire earlier upon expiration of the Option Term).

(g)           Limitation on Exercise.  A Director Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(h)           Shareholder Rights.  A Non-Employee Director shall have no rights as a shareholder with respect to any Common Stock issuable upon exercise of a Director Option until such Shares shall have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate.  No adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date upon which the Non-Employee Director becomes the holder of record thereof.

(i)            Issuance of Shares.  Subject to the foregoing conditions, after the Company’s receipt of a proper notice of exercise and payment of the exercise price for the number of Shares of Common Stock with respect to which a Director Option is exercised, Shares shall be issued in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional share of Common Stock shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

8.             Terms and Conditions of Restricted Stock

(a)           General.  The Committee shall determine the number of Shares of Restricted Stock (if any) that may be granted to a Non-Employee Director.

(b)           Vesting.  Unless otherwise determined by the Committee and subject to earlier forfeiture or accelerated vesting as provided herein, Restricted Stock shall fully vest on the third anniversary of the applicable Date of Grant.  Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) Restricted Stock shall be immediately vested upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event  a Non-Employee Director’s service on the Board terminates for any other reason, any Restricted Stock that is not vested at the time of such termination shall be forfeited and cancelled without any payment.

(c)           Shareholder Rights.  A Non-Employee Director shall have all rights of a shareholder as to the Shares of Restricted Stock (including the right to receive regular cash dividends and to vote).  Dividends shall be subject to the same terms and conditions (including vesting) as the underlying Shares of Restricted Stock and shall be distributed to a Non-Employee Director upon vesting of such Shares.  None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, unless such Shares have vested.

(d)           Issuance of Shares.  As soon as practicable following the grant of an Award, the Restricted Stock shall be registered in the Non-Employee Director’s name in one or more stock certificates or book entry form in the discretion of the Company.  If a certificate is issued it shall include such restrictions as the Company deems appropriate and shall be held by the Company until the restrictions lapse.  On the date on which the Restricted Stock vests, all restrictions shall lapse and Shares of Common Stock shall be issued in such manner as the Company shall deem appropriate.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional share of Common Stock shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

9.             Terms and Conditions of Restricted Stock Units

(a)           General.  The Committee shall determine the number of Restricted Stock Units (if any) that may be granted to a Non-Employee Director.

(b)           Vesting.  Unless otherwise determined by the Committee and subject to earlier forfeiture or accelerated vesting as provided herein, each Restricted Stock Unit shall fully vest on the third anniversary of the applicable Date of Grant.  Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) a Restricted Stock Unit shall be immediately vested upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any Restricted Stock Unit that is not vested at the time of such termination shall be forfeited and cancelled without any payment.

(c)           Shareholder Rights.  A Non-Employee Director shall not have any rights as a shareholder with respect to the Shares of Common Stock underlying any Restricted Stock Unit until such Shares have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate.  None of the Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of unless such Restricted Stock Units vest and are paid in Shares.

(d)           Settlement of Restricted Stock Units.  Subject to Section 12, on the date on which the Restricted Stock Units vest, all restrictions covering such Restricted Stock Units shall lapse and the Restricted Stock Units shall be payable in Shares of Common Stock and shall be evidenced in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-

Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional Share shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

10.          Terms and Conditions of Deferred Restricted Stock Units

(a)           General.  The Committee shall determine the number of Deferred Restricted Stock Units (if any) that may be granted to a Non-Employee Director.

(b)           Vesting.  Unless otherwise determined by the Committee and subject to earlier forfeiture or accelerated vesting as provided herein, each Deferred Restricted Stock Unit shall fully vest on the first anniversary of the applicable Date of Grant.  Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) a Deferred Restricted Stock Unit shall be immediately vested upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any Deferred Restricted Stock Unit that is not vested at the time of such termination shall be forfeited and cancelled without any payment.

(c)           Shareholder Rights.  A Non-Employee Director shall not have any rights as a shareholder with respect to the Shares of Common Stock underlying any Deferred Restricted Stock Unit until such Shares have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate.  None of the Deferred Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of unless such Deferred Restricted Stock Units vest and are paid in Shares.

(d)           Settlement of Deferred Restricted Stock Units.  Subject to Section 12, Shares of Common Stock attributable to a Non-Employee Director’s vested Deferred Restricted Stock Units shall be paid out to such Non-Employee Director in a lump sum on the third anniversary of the applicable Date of Grant.  Upon payment, all restrictions covering such Deferred Restricted Stock Units shall lapse and the Deferred Restricted Stock Units shall be payable in Shares of Common Stock and shall be evidenced in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional Share shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

11.          Dividend Equivalents

A Non-Employee Director shall be entitled to receive Dividend Equivalents on Restricted Stock Units and Deferred Restricted Stock Units in the event the Company pays a regular cash dividend with respect to the Common Stock.  Dividend Equivalents shall be deemed to be reinvested in Shares.  The Company shall maintain a bookkeeping record with respect to the Dividend Equivalents and such Dividend Equivalents shall be credited to a Non-Employee Director’s account on the date that the Company pays such regular cash dividend.  Dividend Equivalents shall accrue on the Restricted Stock Units and Deferred Restricted Stock Units until such time as such Awards are settled and paid in Shares of Common Stock.  If the Non-Employee Director elects to defer settlement of any Restricted Stock Units and Deferred Restricted Stock Units, such Awards shall continue to earn additional Dividend Equivalents during the deferral period and such additional Dividend Equivalents shall be deferred subject to the same terms and conditions as the Restricted Stock Units and Deferred Restricted Stock Units to which the Dividend Equivalents originally related.  Payment of Dividend Equivalents that have been credited to the Non-Employee Director’s account will not be made with respect to any Restricted Stock Units and Deferred Restricted Stock Units that do not vest and are cancelled.  Any fractional Dividend Equivalents shall be paid in cash.

12.          Right to Elect to Defer Awards

(a)           Deferral Election. The Committee may permit any Non-Employee Director to elect to defer receipt of the value of all or any portion of his or her Restricted Stock Units or Deferred Restricted Stock Units until a date subsequent to the settlement date of the Restricted Stock Units or Deferred Restricted Stock Units (a “Deferral Election”); provided that the Non-Employee Director may elect the settlement date for an annual Award of Restricted Stock Units or Deferred Restricted Stock Units by making an irrevocable Deferral Election on a Deferral Election Form, within the time period specified on such form, and delivered to the Company not later than the close of business on the last business day of the calendar year immediately preceding the calendar year of the Annual Meeting in respect of which Award will be made (so that, for example, a Deferral Election relating to the annual Award of Restricted Stock Units or Deferred Restricted Stock Units to be made following the 2009 Annual Meeting must be made by the close of business on the last business day of 2008); provided, however, that in the case of any person who is newly elected or appointed to the Board as a Non-Employee Director, a Deferral Election may be made no later than 30 days after the date of such election or appointment.  A Non-Employee Director may designate on a Deferral Election Form one of the following dates as the settlement date for such Award of Restricted Stock Units or Deferred Restricted Stock Units:

(i)                                   such Non-Employee Director’s Separation Date; or

(ii)                                the earlier to occur of (a) the date specified by such Non-Employee Director and (b) the Non-Employee Director’s Separation Date.

If a Non-Employee Director fails to designate one of the foregoing alternatives as the settlement date for an Award of Restricted Stock Units or Deferred Stock Units, such Non-Employee Director shall be deemed to have designated alternative (i).  Notwithstanding any Deferral Election made by a Non-Employee Director on any Deferral Election Form, in the event of such Non-Employee Director’s death, all Restricted Stock Units and Deferred Stock Units will be paid in Shares to such Non-Employee Director’s beneficiary (or, if no beneficiary has been designated, to such Non-Employee Director’s estate) within 90 days, following the date of such Non-Employee Director’s death.

(b)           Deferral Value.  The Deferral Value will be credited automatically, without any further action on the part of any Non-Employee Director, to a bookkeeping account to be established by the Company on behalf of such Non-Employee Director on the books and records of the Company on the applicable Vesting Date of such Award of Restricted Stock Units or Deferred Restricted Stock Units that is subject to a Deferral Election.

13.          Transferability

Awards may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Non-Employee Director’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”).  Any Awards transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Non-Employee Director.  A Non-Employee Director shall notify the Company in writing prior to any proposed transfer of an Award to a Permitted Transferee and shall furnish the Company, upon request, with information concerning such Permitted Transferee’s financial condition and investment experience.

14.          Term

The “Effective Date” is May 25, 2007, assuming the Plan is approved by an affirmative vote of the holders of a majority of the Shares present, or represented, and entitled to vote at the 2007 Annual Meeting.  Unless earlier terminated in accordance with Section 15, the Plan shall expire on the tenth anniversary of the Effective Date (the “Expiration Date”).  No Awards shall be granted under the Plan after the Expiration Date.  However, the expiration of the Plan shall not affect Awards made on or prior to the Expiration Date, which Awards shall remain outstanding subject to the terms hereof.

15.          Amendments

Subject to Section 21, the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Awards to be issued to a Non-Employee Director; provided, however, that any amendment which under the requirements of applicable law or a stock exchange rule must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule.  Notwithstanding the foregoing, no Director Option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price (other than as provided in Section 16) without the approval of the Company’s shareholders.

No termination or amendment of the Plan that would adversely affect a Non-Employee Director’s rights under the Plan with respect to any Award made prior to such action shall be effective as to such Non-Employee Director unless he or she consents thereto.

16.          Recapitalization or Reorganization

(a)           Authority of the Company and Shareholders.  The existence of the Plan or Awards hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, amalgamation or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the winding up, dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Change in Control.  In addition to the alternatives described in Section 16(c), in the event of a Change in Control, the Committee may take such measures as it deems appropriate with respect to any outstanding Awards, which measures may include, without limitation, the acceleration of vesting, the rollover of outstanding Awards into awards exercisable for or subject to the acquirer’s securities, the cash out of vested Awards or any combination of the foregoing; provided, however, that unless the Committee determines otherwise, in the event of a Change in Control, all outstanding Awards shall become fully vested immediately prior to the consummation of such Change in Control transaction.

(c)           Change in Capitalization.  The number and kind of Shares authorized for issuance under Section 4(a) shall be equitably adjusted in the event of a stock split, subdivision, stock dividend, bonus issue, recapitalization, reorganization, merger, amalgamation, consolidation, division, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of Shares subject to any outstanding Awards and the exercise price per Share shall be equitably adjusted in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Awards.  Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

17.          No Right to Re-election

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

18.          Governing Law

The Plan and all agreements, including, without limitation, any Award Document, entered into under the Plan shall be construed in accordance with and subject to the laws of the state of New York.

19.          Unfunded Plan

The Plan is unfunded.  Prior to the exercise of any Awards, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general creditor of the Company.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock with respect to awards hereunder.

20.          Compliance with Rule 16b-3

It is the Company’s intent that the Plan and the Awards comply in all respects with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and any related regulations.  If the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee shall have the right, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

21.           Section 409A Compliance

(i) Notwithstanding any contrary provision in the Plan, an Award Document or an Award, if any provision of the Plan, an Award Document or an Award contravenes any regulations or guidance promulgated under Section 409A or would cause any person to be subject to additional taxes, interest and/or penalties under Section 409A, such provision of the Plan, an Award Document or an Award may be modified by the Committee without notice and consent of any person in any manner the Committee deems reasonable or necessary.  In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A.  Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.

(ii)           If any amount owed to a Non-Employee Director under this Plan is considered for purposes of Section 409A to be owed to the Non-Employee Director by virtue of his termination of service, such amount shall be paid if and only if such termination of service constitutes a “separation from service” with the Company, determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto; provided, however for the purposes of determining which entity is a service recipient or employer, “at least 20 percent” is substituted for “at least 80 percent” in each place it appears in Treasury Regulation §1.414(c)-2.

22.          Stated Periods of Time

In the event that any period of days, months or years set forth in the Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.